CONTACTS:
Stanley Wunderlich
Consulting for Strategic Growth
Tel: (800) 625-2236
Tel: (212) 896-1280 (direct)
Fax: (212) 697-0910
E-mail: CFSG1@aol.com

                                                          FOR IMMEDIATE RELEASE

                       ASTRATA GROUP INCORPORATED TRADING
                              ON OTC BULLETIN BOARD
                              UNDER SYMBOL: ATTA.OB

LOS ANGELES, December 10, 2004 - Astrata Group Incorporated, an international provider of innovative location-based IT services and solutions, announced today that NASD Regulation has cleared Westminster Securities' request for an unpriced quotation on the OTC Bulletin Board for Astrata Group's common stock. Yesterday, Westminster Securities commenced making a market in the stock under the trading symbol, "ATTA.OB."

Anthony Harrison, CEO of Astrata Group, said, "We are extremely pleased that our stock is now quoted on the OTC Bulletin Board. This is a major step in advancing the worldwide rollout of our Astrata Geo-Location Platform. The Astrata GLP integrates a GPS system, a cellular phone and a computer operating system into a device about half the size of modern mobile phone. It sets a new standard of capability and functionality for monitoring and controlling equipment, vehicles, assets or personnel on a real-time basis. We're confident that our customers and investors will be excited by our products, our business plan and our potential for growth."

Astrata Group Incorporated was created through the purchase, consolidation, integration and re-branding of three leading GPS and telematics companies - Optron Technologies Inc., Nicon Systems (Pty) Ltd. and SureTrack. Astrata became a U.S. public company through a uniquely designed series of acquisitions that combined the three companies with an entity named Cetalon Corporation in connection with its plan of reorganization. The acquisitions were completed on August 2, 2004, when Cetalon changed its name to Astrata Group Incorporated and assumed Astrata Group's business plan as its sole business.
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Astrata Group's location-based products and solutions are sold globally from 11 offices in eight countries. They serve markets ranging from surveying, utility and construction to homeland security, military, intelligence, mining, agriculture, marine, public safety and transportation.

About Astrata Group Incorporated
Astrata Group Incorporated is focused on advanced location-based IT services and solutions (GEO-IT) that combine GPS positioning, wireless communications (satellite or cellular), and geographical information technologies, which enable businesses and institutions to monitor, trace, or control the movement and status of machinery, vehicles, personnel or other assets. Astrata Group has designed, developed, manufactured and currently supports seven generations of GEO-IT systems with over 80,000 units deployed worldwide.

Sales are divided approximately evenly between two divisions: telematics (remote asset management solutions) and geomatics (high-end professional GPS systems with accuracies approaching three millimeters). Astrata has approximately 200 permanent employees and employs nearly 100 in its R&D facility.

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Certain  statements  in this press  release  that are not  historical  facts are
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Astrata Group Incorporated (the "Company") to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to:
(i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."

         Consulting For Strategic Growth I, Ltd. ("CFSG") provides Astrata Group Incorporated. with consulting, business advisory, investor relations, public relations and corporate development services. Independent of CFSG's receipt of cash compensation from the Company, CFSG may choose to purchase the common stock of the Company and thereafter liquidate those securities at any time it deems appropriate to do so.